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                                  EXHIBIT 99.1


                                IXYS CORPORATION


                   PROXY SOLICITED BY THE BOARD OF DIRECTORS


                    FOR THE SPECIAL MEETING OF STOCKHOLDERS


                         TO BE HELD ON ,           2002


The undersigned hereby appoints Nathan Zommer and Arnold P. Agbayani and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of IXYS Corporation, a Delaware corporation, that the undersigned may be entitled to vote at the special meeting of IXYS stockholders to be held at [ ADDRESS] on [ ] 2002 at [ : ] a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.


UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

             (Continued, and to be dated and signed on other side)
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THE IXYS BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.


PROPOSAL 1:      To approve the issuance of IXYS common stock in the merger of
                 Teacup Acquisition Corp., a wholly-owned subsidiary of IXYS, with and into Clare, Inc. pursuant to an Agreement and Plan of Merger and Reorganization dated as of April 22, 2002, by and among IXYS, Teacup Acquisition Corp. and Clare.


                 [_] For        [_] Abstain        [_] Against


No matters other than those described in the joint proxy statement/prospectus will be presented at the special meeting of IXYS stockholders.


Dated [               ], 2002


Signature(s):


Please date this proxy and sign your name exactly as it appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.


Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.